UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2009, TransAtlantic Petroleum Corp. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Canaccord Capital Corporation (the “Representative”) and Dalea Partners, LP (“Dalea”) as required by that certain underwriting agreement, dated as of June 4, 2009 (the “Underwriting Agreement”), among the Company, the Representative and Genuity Capital Markets (together with the Representative, the “Underwriters”). The Registration Rights Agreement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of 56,559,300 common shares of the Company offered and sold by the Underwriters pursuant to the Underwriting Agreement and 41,818,000 common shares of the Company offered and sold by the Company to Dalea (such common shares collectively, the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company must file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) by July 22, 2009. After the filing of the Initial Registration Statement with the SEC, the Company must use commercially reasonable efforts to cause the SEC to declare the Initial Registration Statement effective as soon as possible but no later than September 30, 2009. Once the Initial Registration Statement is declared effective by the SEC, the Company must, subject to certain customary limitations, maintain the effectiveness of the Initial Registration Statement continuously until all of the common shares registered thereby have either been sold or may be sold by non-affiliates of the Company without restriction under Rule 144 of the Securities Act. All Registrable Securities cease to be entitled to registration rights under the Registration Rights Agreement upon the earlier to occur of (i) being sold pursuant to an effective registration statement under the Securities Act or (ii) becoming eligible for resale by non-affiliates of the Company without restriction under Rule 144 of the Securities Act. Under the Registration Rights Agreement, non-affiliates of the Company are entitled to have their common shares included in the Initial Registration Statement prior to common shares held by affiliates of the Company.

If the Company fails to comply with the timing requirements described above for the filing and effectiveness of the Initial Registration Statement, the Company would be required to pay to the holders of the Registrable Securities liquidated damages in cash calculated as a percentage of the purchase price of the Registrable Shares held by them on the date of non-compliance as follows:

•	1% if the Initial Registration Statement is not filed by July 23, 2009; and

•

1% if the Initial Registration Statement is not declared effective by October 1, 2009, with an additional 1% if the Initial Registration Statement is not declared effective by October 31, 2009, and a further 1% if the Initial Registration Statement is not declared effective by November 30, 2009.

In addition, the Company will pay the holders of the Registrable Securities liquidated damages in cash equal to 1% of the purchase price of the Registrable Securities held by them on December 20, 2009 if the Company (a) is not on such date subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) has not been for a period of at least 90 days immediately before such date, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or (c) has not filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such date, other than Form 8-K reports, as a result of which the holders of Registrable Securities who are not affiliates of the Company would not be able to sell their Registrable Securities under Rule 144 of the Securities Act without restriction.

If the Company does not pay the liquidated damages amount in full within seven calendar days after the date payable, interest would accrue at the rate of 12% per annum on the unpaid amount until paid in full. Notwithstanding the foregoing, in no event will Dalea be entitled to receive any liquidated damages under the Registration Rights Agreement.

The Registration Rights Agreement also contains customary provisions covering registration procedures and limitations, and indemnification by the Company and by the holders of Registrable Securities for claims arising out of a registration statement filed pursuant to the Registration Rights Agreement. The Company will bear the fees and expenses of complying with the terms of the Registration Rights Agreement, but not any expenses incurred by the holders of Registrable Securities in connection with the resale of such shares.

The Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the actual text of the Registration Rights Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On June 22, 2009, the Company closed an offering of 98,377,300 common shares of the Company at a price of Cdn$1.65 per common share for gross proceeds to the Company of approximately Cdn$162.3 million. 56,559,300 of the common shares were offered and sold by the Underwriters or their affiliates or agents to certain U.S. purchasers and non-U.S. purchasers, and 41,818,000 of the common shares were offered and sold by the Company to Dalea, an entity owned and controlled by the Company’s chairman, N. Malone Mitchell, 3rd. The Underwriters and their affiliates and agents received aggregate fees of Cdn$5,599,371.

The common shares were issued to non-U.S. purchasers pursuant to registration in Canada in accordance with Canadian securities laws and pursuant to an exemption from registration in the United States under Regulation S of the Securities Act. Each non-U.S. purchaser certified that it was not a U.S. person and was not acquiring the shares for the account or benefit of a U.S. person. In addition, the Company implemented offering restrictions in accordance with the requirements of Regulation S and the common shares were issued with appropriate legends in accordance with Regulation S. The offer and sale of common shares to U.S. persons and to Dalea was conducted without general solicitation or advertising in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the U.S. purchasers and Dalea represented that it is an “accredited investor” as defined in Rule 501 of Regulation D and confirmed that the common shares were acquired for investment purposes and not with a view to resale or distribution. The common shares issued to U.S. persons also contained appropriate legends.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Registration Rights Agreement, dated as of June 22, 2009, by and among TransAtlantic Petroleum Corp., Canaccord Capital Corporation and Dalea Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Registration Rights Agreement, dated as of June 22, 2009, by and among TransAtlantic Petroleum Corp., Canaccord Capital Corporation and Dalea Partners, LP.

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